Exhibit 99.2


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   _________


                                   FORM 11-K


                                 ANNUAL REPORT
                       PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1999


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from ________ to ________


Commission file number: 1-4850


     A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing Inc. Hourly Savings Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                             TABLE OF CONTENTS
                             -----------------

Description                                                              Page
-----------                                                              ----

(a) Financial Statements:

    Independent Auditors' Report.........................................   3

    Statements of Net Assets Available for Benefits
      As of December 31, 1999 and 1998...................................   4

    Statements of Changes in Net Assets Available for Benefits
      For the Years Ended December 31, 1999 and 1998.....................   5

    Notes to Financial Statements........................................   6

(b) Exhibit:

    Independent Auditors' Consent........................................ E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes...................... S-1


    Schedule of Reportable Transactions.................................. S-2

INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the CSC Outsourcing Inc. Hourly Savings Plan (the "Plan") as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/Deloitte & Touche LLP
June 16, 2000
Los Angeles, California

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                           STATEMENTS OF NET ASSETS
                           AVAILABLE  FOR BENEFITS

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
ASSETS
 Investments (Notes 2, 5, 8 and 9):
  Short-term                                 $   10,105         $   14,587
  Long-term--at fair value
    Mellon Capital Government Bond Fund         871,396            981,182
    Brinson U.S. Equity Fund                  1,226,663          1,591,617
    CSC Stock Fund                              902,723            666,915
  Employee loans (Note 6)                        11,670             13,983
  Interest in Master Trust (Note 5)           1,818,792          1,906,881
                                             ----------         ----------
 Total investments                            4,841,349          5,175,165
                                             ----------         ----------

 Receivables:
  Participants' contributions                     2,690              2,129
  Employer contributions                          6,047              1,412
  Other                                          32,464             10,683
                                             ----------         ----------
 Total receivables                               41,201             14,224
                                             ----------         ----------
  Total Assets                                4,882,550          5,189,389
                                             ----------         ----------

LIABILITIES
 Accrued expenses                                 1,841              3,641
 Other                                            3,232             13,579
                                             ----------         ----------
  Total Liabilities                               5,073             17,220
                                             ----------         -----------
NET ASSETS AVAILABLE FOR BENEFITS            $4,877,477         $5,172,169
                                             ==========         ==========



                       See notes to financial statements

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                            AVAILABLE  FOR BENEFITS

                                                  For the Years Ended
                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of
   investments                               $   87,154         $  378,557
  Interest                                       27,795             81,547
  Dividends                                      58,511             64,841
  Plan interest in Master Trust
   investment income                             91,977             89,229
                                             ----------         ----------
                                                265,437            614,174
  Investment management fees                     (7,358)            (6,856)
                                             ----------         ----------
                                                258,079            607,318

 Contributions:
  Employee                                      149,699            182,437
  Employer                                       65,553             78,049
                                             ----------         ----------
                                                215,252            260,486
                                             ----------         ----------
   Total Additions                              473,331            867,804
                                             ----------         ----------

DEDUCTIONS
 Distributions to participants
  (Notes 1 and 7)                               768,023            765,596
                                             ----------         ----------
   Total Deductions                             768,023            765,596
                                             ----------         ----------
    Net (Decrease) Increase                    (294,692)           102,208

Net assets available for benefits at
 beginning of year                            5,172,169          5,069,961
                                             ----------         ----------
NET ASSETS AVAILABLE FOR BENEFITS AT
 END OF YEAR                                 $4,877,477         $5,172,169
                                             ==========         ==========



                       See notes to financial statements

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 1     Description of the Plan
           -----------------------

The following brief description of the CSC Outsourcing Inc. Hourly Savings Plan (the "Plan"), formerly the TMD Hourly Savings Plan, of CSC Outsourcing Inc. (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective May 2, 1992, as a result of the Company acquiring the Data Systems Division of General Dynamics Corporation. The Plan is administered by a committee consisting of four members who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the committee. The committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Bank of New York (the "Trustee") administers the Plan pursuant to a Trust Agreement entered into with the Company. Certain administrative expenses (including Trustee fees) incurred for services rendered to the Plan are paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's service requirements, are hourly paid employees of CSC Outsourcing Inc. and are members of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee may receive service credit for his or her previous employment and is eligible to rejoin the Plan on the next enrollment date.

There were approximately 124 and 137 participating employees at December 31, 1999 and 1998, respectively.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Employee and Company Contributions
----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. Depending on the investment election option the participant elects, the Company will contribute, and forward to the trust fund $0.50 for each $1.00 of the employee matched contribution together with the participant's before-tax and after-tax contribution.

Participants in certain bargaining units who direct 100 percent of their contributions to the Plan's stock fund will receive a monthly matching contribution of $1.00 for each $1.00 of employee matched contributions. Participants under certain bargaining units may contribute additional unmatched contributions at various percentages of base earnings to a maximum specified by the union agreement covering the employee, but only if a participant contributes the maximum matched percentage for which he or she is eligible. The employee's base earnings deferred and contributed to the Trust fund cannot exceed $10,000 for calendar year 1999, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $10,000 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participants may change their investment elections as of any enrollment date if at least a 30 day prior notice is given. However, participants under certain circumstances may be eligible to change their investment elections within a 30 day window period. Participants may transfer their existing account balances in 25 percent increments. Transfer elections are effective on the first quarterly enrollment date following receipt of a 30 day prior notice from the participant.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the same funds as the participant contributions.

The Plan does not permit employees to rollover a qualified distribution from another plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

Participants are 100 percent vested at all times in their before-tax and after-tax contribution accounts. Each participant has a vested interest in the value of his or her Company matching contributions account and investment earnings thereon equal to 100 percent after completing five full years of service.

The five-year cliff vesting schedule is overridden under extraordinary circumstances as specified in the Plan document, in which the participant (or beneficiary(ies)) immediately becomes fully vested in all employer contributions and earnings, regardless of his or her number of years of service.

Any nonvested balances will be immediately forfeited from the participant's account at termination.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

The entire balance in all accounts is distributed to participants who retire, die, become disabled, are laid-off for four consecutive weeks, are discharged without fault, or who involuntarily enter military service. Participants who terminate for other reasons receive their vested balances. Nonvested balances are forfeited immediately. The amounts distributed during 1999 and 1998 totaled $768,023 and $765,596, respectively.

While still an employee, a participant may make an in-service withdrawal of all or a portion of his or her after-tax contributions, subject to frequency of withdrawal penalties, as well as vested Company matching contributions, plus the earnings on those amounts. Upon at least a 30 day written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as vested Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. Both types of withdrawals are subject to certain restrictions as described in the Plan document. No hardship withdrawals were made in 1999 and 1998.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with accounting principles generally accepted in the United States of America. The following is a summary of the significant policies.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with four sub-accounts. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Computer Sciences Corporation.

Valuation of Investment Securities
----------------------------------

Investments in common stocks and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term securities are stated at cost which approximates fair value.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Reclassifications
-----------------

The Plan has adopted Statement of Position 99-3, "Accounting and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters." As a result, a reclassification of the prior year's financial statements has been made to eliminate the by-fund disclosures.

Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated June 1, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

The Committee believes that the Plan is designed and operated to qualify under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. Since the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 for 1999 and 1998 taxable years of the participant, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Computer Sciences Corporation stock distributed as a part of a "lump sum distribution" generally would be deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4     Reconciliation of Financial Statements to Form 5500
           ---------------------------------------------------

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Net assets available for benefits per
 the financial statements                    $4,877,477         $5,172,169
Amounts allocated to withdrawing
 Participants                                   (77,379)          (167,744)
                                             ----------         ----------
Net assets available for benefits per
 Form 5500                                   $4,800,098         $5,004,425
                                             ==========         ==========

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                      Year ended December 31,
                                                      -----------------------
                                                         1999         1998
                                                      ----------   ----------
Benefits paid to participants per the
 financial statements                                 $ 768,023    $ 765,596
Add:  Amounts allocated to withdrawing
      participants at December 31, 1999                  77,379      167,744
Less: Amounts allocated to withdrawing
      participants at December 31, 1998                (167,744)     (29,969)
                                                      ----------   ----------
Benefits paid to participants per the Form 5500       $ 677,658    $ 903,371
                                                      ==========   ==========

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1999 but not yet paid as of that date.

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the bargaining units have adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining units.

The Fixed Income Fund
---------------------

The Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1999 and 1998, the Plan's interest in the net assets of the Master Trust was approximately 8% and 0.97%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

The following table represents the fair value of investments for the Master
Trust.

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Investments at fair value:
 Corporate bonds                             $10,683,212       $118,380,288
 U.S. government securities                    8,885,921         57,684,732
 Other bonds                                   2,358,608         16,164,613
 Short-term investments                          233,323          3,777,721
 Accrued income                                  160,208            966,721
                                             -----------       ------------
                                             $22,321,272       $196,974,075
                                             ===========       ============

Investment income for the Master Trust is as follows:

                                                      December 31,
                                           ---------------------------------
                                                1999               1998
                                           --------------     --------------
Investment income:
 Net (depreciation) appreciation in fair
  value of investments                       $  (599,954)      $  1,731,522
 Interest:
  Corporate bonds                                705,454          6,710,396
  U.S. government securities                     466,200          3,786,462
  Other bonds                                    131,971            691,664
  Short-term investments                          73,592            365,214
                                             -----------       ------------
                                                 777,263         13,285,258
Less investment management fees                 (125,183)          (227,349)
                                             -----------       ------------
                                             $   652,080       $ 13,057,909
                                             ===========       ============

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Mellon Capital Government Bond Fund
-----------------------------------

This fund is invested in bonds issued or guaranteed by the U.S. Government or U.S. Government agencies. The Fund is managed by Mellon Capital with the objective of tracking to the Intermediate Government Bond Index.

The Brinson U.S. Equity Fund
----------------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The CSC Stock Fund
------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock that are held for the benefit of the participant. The performance of this investment depends upon the performance of Computer Sciences Corporation's stock. The Trustee may purchase Computer Sciences Corporation stock on national securities exchanges or elsewhere.

Note 6     Participant Loans
           -----------------

The Plan has a loan provision in place which is available to participants covered by certain bargaining units. The Plan allows participants to borrow from their vested account balances from a minimum of $500 up to a maximum of $50,000 or 50% of their vested account, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis.

Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1999 and 1998, net assets available for benefits included benefits of $77,379 and $167,744, respectively, due to participants who have withdrawn from participation in the Plan.

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 8     Investments 1999
           ----------------

                                     Principal                   Fair Value
                                      Amount                     or Contract
                                     or Shares        Cost          Value
                                   -------------  ------------  ------------

Fixed Income Fund
 Interest in Master Trust*         sh. 3,090,800   $1,849,074    $1,818,792
 BNY Short-Term Money Market Fund          2,064        2,064         2,064

Mellon Capital Government Bond Fund
 Mellon Capital:
  Government Bond Fund*            sh.     6,107      903,803       871,396
  Temporary Investment Fund                  122          122           122
 BNY Short-Term Money Market Fund          3,198        3,198         3,198

Brinson U.S. Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*           sh.     3,447      752,643     1,226,663
  U.S. Cash Management Fund                    2            2             2
 BNY Short-Term Money Market Fund          3,646        3,646         3,646

CSC Stock Fund
 Computer Sciences Common Stock*   sh.     9,540      247,741       902,723
 BNY Short-Term Money Market Fund          1,073        1,073         1,073

Employee Loan Fund
 Participant Loan                    $   11,670        11,670        11,670
                                                   ----------     ----------
                                                   $3,775,036     $4,841,349
                                                   ==========     ==========
Total Long-Term Investments                        $3,764,931     $4,831,244
Total Short-Term Investments                           10,105         10,105
                                                   ----------     ----------
                                                   $3,775,036     $4,841,349
                                                   ==========     ==========

*represents investments greater than 5% of net assets

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 8     Investments 1998
           ----------------

                                       Principal                Fair Value
                                        Amount                  or Contract
                                       or Shares       Cost        Value
                                     -------------  ----------  -----------
Fixed Income Fund
   Interest in Master Trust*         sh. 3,080,507  $1,188,504  $1,906,881
   BNY Short-Term Money Market Fund          1,610       1,610       1,610

Mellon Capital Government Bond Fund
 Mellon Capital:
   Government Bond Fund*             sh.     6,921     964,200     981,182
   Temporary Investment Fund                    73          73          73
 BNY Short-Term Money Market Fund            1,185       1,185       1,185

Brinson U.S. Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*             sh.     4,155     830,813   1,591,617
  U.S. Cash Management Fund                      2           2           2
 BNY Short-Term Money Market Fund            7,335       7,335       7,335

CSC Stock Fund
 Computer Sciences Common Stock*     Sh.    10,380     222,716     666,915
 BNY Stort-Term Money Market Fund            4,382       4,382       4,382

Employee Loan Fund
 Participant Loan                      $    13,983      13,983      13,983
                                                    ----------  ----------
                                                    $3,234,803  $5,175,165
                                                    ==========  ==========

Total Long-Term Investments                         $3,220,216  $5,160,578
Total Short-Term Investments                            14,587      14,587
                                                    ----------  ----------
                                                    $3,234,803  $5,175,165
                                                    ==========  ==========

*represents investments greater than 5% of net assets

                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS
                   For the Two Years Ended December 31, 1999

Note 9     Investments
           -----------

The Plan's investments are held in a bank-administered trust-fund. The following table presents investments.

                                                       December 31,
                                               -----------------------------
                                                  1999               1998
                                               ------------     ------------
Investments a Fair Value as Determined by
 Quoted Market Price
  CSC Company Stock                              $  902,723      $  666,915
  Plan interest in Master Trust                    1,818,79       1,906,881
  Interest in registered investments companies:
   Mellon Capital Government Fund                   871,396         981,182
   Brinson U.S. Equity Fund                       1,226,663       1,591,617
  Other short-term investments                       10,105          14,587
                                                 ----------      ----------
                                                  4,829,679       5,161,182

Investments at Estimated Fair Value
  Employee loan fund                                 11,670          13,983
                                                 ----------      ----------
                                                     11,670          13,983
                                                 ----------      ----------
                                                 $4,841,349      $5,175,165
                                                 ----------      ----------

During 1999 and 1998 the Plan's investments (including bought, sold, and held during the year) appreciated in value by $87,154 and $378,557, respectively, as follows:

                           Net Change in Fair Value

                                                  Year Ended December 31,
                                               -----------------------------
                                                  1999               1998
                                               ------------     ------------
Investments a Fair Value as Determined by
 Quoted Market Price
  CSC Company Stock                             $  296,281       $  232,066
  Plan interest in Master Trust                    (30,399)           3,497
  Interest in registered investments companies:
   Mellon Capital Government Fund                  (52,410)          15,495
   Brinson U.S. Equity Fund                       (126,318)         127,499
                                                ----------       ----------
  Net change in fair value                      $   87,154       $  378,557
                                                ==========       ==========

                                 SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CSC OUTSOURCING INC. HOURLY SAVINGS PLAN



Date: June 28, 2000                By: /s/ LEON J. LEVEL
                                       -----------------------------------
                                       Leon J. Level
                                       Chairman,
                                       Computer Sciences Corporation
                                       Retirement Plans Committee

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00757 on Form S-8 of our report dated June 16, 2000, appearing in this Annual Report on Form 11-K of the CSC Outsourcing Inc. Hourly Savings Plan for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 28, 2000

1999
Form 5500, Schedule H, Line 4i
CSC Outsourcing Inc. Hourly Savings Plan
EIN 88-0276684

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
-----------------------------------------------



(a)  (b)Identity of issue,   (c)Description of investment including       (d)Cost     (e)Current
        borrower, lessor or     maturity date, rate of interest,                         Value
        similar party           collateral, par or maturity value
---  ----------------------  -------------------------------------------  ----------  -----------
     Mellon Capital          Mutual Fund  -  Government Bond Fund         $  903,803  $  871,396
       Management Corp.

     Brinson Trust           Mutual Fund  -  U.S. Equity Portfolio           752,643   1,226,663
       Company, Inc.

 *   Computer Sciences       Common Stock                                    247,741     902,723
       Corporation

 *   Computer Sciences       Employee Loan Fund (9.25%, 3/29/02)              11,670      11,670
       Corporation

     Brinson Trust           U.S. Cash Management Fund                             2           2
       Company, Inc.

     Mellon Capital          Mellon Bank Temporary Investment Fund               122         122
       Management Corp.

 *   Bank of New York        BNY Short-Term Money Market Fund                  9,981       9,981
                                                                          ----------  ----------

Total Assets Held for Investment Purposes                                 $1,925,962  $3,022,557
                                                                          ==========  ==========

* represents party in interest

1999
Form 5500, Schedule H, Line 4j
CSC Outsourcing Inc. Hourly Savings Plan
EIN 88-0276684


                                SCHEDULE OF REPORTABLE TRANSACTIONS
                                -----------------------------------
                                Single Transactions in Excess of 5%



(a)Identity  (b)Description  (c)Purchase  (d)Selling  (g)Cost of  (h)Current Value  (i)Net Gain
   of Party     of Asset        Price        Price       Asset       of Asset on       or (Loss)
   Involved                                                          Transaction
                                                                     Date
-----------  --------------  -----------  ----------  ----------  ----------------  ------------

None to report



1999
Form 5500, Schedule H, Line 4j
CSC Outsourcing Inc. Hourly Savings Plan
EIN 88-0276684

                               SCHEDULE OF REPORTABLE TRANSACTIONS
                               -----------------------------------
                      Series Transactions in the Aggregate in Excess of 5%


(a)Identity    (b)Description  (c)Purchase  (d)Selling  (g)Cost of  (h)Current      (i)Net Gain
   of Party       of Asset        Price        Price       Asset       Value           or (Loss)
   Involved                                                            of Asset on
                                                                       Transaction
                                                                       Date
-------------  --------------  -----------  ----------  ----------  --------------  ------------

Bank of New    BNY Short-Term
 York           Money Market
                Fund
  - Purchases                    $812,978                $812,978      $812,978
  - Sales                                    $817,507     817,507       817,507

Mellon         Guaranteed
 Intermediate   Investment
 Gov't Bond     Contract
  - Purchases                      71,148                  71,148        71,148
  - Sales                                     128,524     128,524       128,524       $ (3,021)

Brinson U.S.
 Equity with
 Cash Fd
  - Purchases                     128,277                 128,277       128,277
  - Sales                                     366,914     366,914       366,914        160,466